Exhibit 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby constitute and appoint Jordan Coughlin, Margaret V. Snyder and Daniel T. Young, and any one or more of them, acting alone or together with another attorney-in-fact, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all of the acts, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the registration, under the Securities Act, of shares of the Company’s Common Stock, without par value, issuable in connection with the 2022 Performance Plan of The Goodyear Tire & Rubber Company (Amended and Restated as of April 14, 2025); including, without limitation, the power and authority to sign the name of the undersigned directors indicated below to a Registration Statement on Form S-8 to be filed with the SEC in respect of said shares of Common Stock, including any and all amendments (including post-effective amendments) thereto (collectively, the “Registration Statement”) and to any and all instruments filed as a part of or in connection with the Registration Statement, and to any subsequent registration statements pursuant to Rule 462 of the Securities Act related to such plan; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 3rd day of June, 2025.

/s/ Norma B. Clayton	/s/ James A. Firestone
Norma B. Clayton, Director	James A. Firestone, Director

/s/ Werner Geissler	/s/ Joseph R. Hinrichs
Werner Geissler, Director	Joseph R. Hinrichs, Director

/s/ Laurette T. Koellner	/s/ Karla R. Lewis
Laurette T. Koellner, Director	Karla R. Lewis, Director

/s/ John E. McGlade	/s/ Max H. Mitchell
John E. McGlade, Director	Max H. Mitchell, Director

/s/ Hera Siu	/s/ Mark W. Stewart
Hera Siu, Director	Mark W. Stewart, Director

/s/ Michael R. Wessel	/s/ Jason J. Winkler
Michael R. Wessel, Director	Jason J. Winkler, Director

/s/ Roger J. Wood
Roger J. Wood, Director